Exhibit 99.

AmeriCann Reports Record Quarter and Fiscal Year-End Financial Results

The Company achieved positive quarterly net income and substantial EBITDA growth

BOSTON, Dec. 8, 2021 (GLOBE NEWSWIRE) -- via InvestorWire -- AmeriCann Inc. (OTCQB: ACAN) (the “Company”), a cannabis company that develops state-of-the-art cultivation, product manufacturing and distribution facilities, released financial and operational results for its fiscal year and quarter ending September 2021.

Financial Overview

The Company achieved four consecutive quarters of increased operating revenue, culminating in positive net income for the quarter ending September 2021. Revenue from operations increased approximately 303% for the year ended September 2021 relative to the year ended September 2020, an increase of $1,525,039. The operating revenue for the quarter ended September 2021 was approximately 156% greater than the September quarter in 2020.

The increase in financial performance is attributable to greater revenue received from products produced and manufactured at Building 1, the Company's initial building at its Massachusetts Cannabis Center development in Freetown, Massachusetts.

Building 1 is a 30,000-square-foot cultivation greenhouse and processing facility that utilizes AmeriCann’s proprietary “Cannopy” cultivation system. Building 1 is fully occupied by Bask Inc., an existing Massachusetts licensed vertically integrated cannabis operator.

AmeriCann receives base rent and a revenue participation fee of 15% of all gross monthly sales of cannabis, cannabis-infused products and non-cannabis products produced at the Massachusetts Cannabis Center. As operations commenced and accelerated at Building 1, AmeriCann established many milestones for its financial performance.

Highlights for the Quarter Ended Sept. 30, 2021

●	Accelerating revenue, net income and adjusted operating EBITDA driven by the performance of the Company’s Massachusetts Cannabis Center.
●	Quarterly revenue increased 26% sequentially and 156% year-over-year to $735,076.
●	The Company’s quarterly net income increased year-over-year by $860,203 to $42,438.
●	Adjusted operating EBITDA grew by $865,399 sequentially year-over-year to $370,276.
●	Adjusted operating EBITDA margins were 50.4% for the quarter.
●	Quarterly gross margins were 98.3%.

See definitions of non-GAAP measures later in this release.

Highlights for the Fiscal Year Ended Sept. 30, 2021

●	Revenue increased 303% year-over-year to $2,028,551.
●	Adjusted operating EBITDA grew by $1,996,206 year-over-year to $494,830.
●	Annual gross margins were 96%.

Management Commentary

“AmeriCann’s financial performance and strong cash flow for the quarter reflect the strength of our operations,” stated President Tim Keogh. “The fact that we achieved positive net income with just the initial phase at our Massachusetts Cannabis Center having been completed is an excellent indicator of the future financial success for the Company.”

AmeriCann is in the final design phase of the expansion of its MCC development in Freetown, Massachusetts. AmeriCann has secured cultivation and manufacturing licenses for Building 2 – the next phase of the Massachusetts Cannabis Center. Building 2 calls for approximately 400,000 additional square feet of cannabis cultivation, manufacturing and distribution infrastructure.

“The strong top-line growth reflects four consecutive quarters of accelerating revenue. Additionally, our focus on cost efficiency has produced some of the strongest adjusted operating EBITDA margins in the industry,” said CFO Ben Barton. “Building upon and expanding our current facilities should produce even stronger financial results.”

Additional Key Developments

●	AmeriCann recently released a video highlighting the high-tech, sustainable designs at the Massachusetts Cannabis Center and Building 1, which can be found HERE.

●	The manufacturing of cannabis-infused products, including the recently launched 1906 branded “Drops,” has increased dramatically in Building 1.

●	Manufactured infused products produced at Building 1 have achieved success as some of the bestselling cannabis brands in Massachusetts in their respective categories.

●

In September 2021, the Massachusetts market exceeded $144 million in cannabis sales. The total sales for the first nine months of 2021 were greater than $1.1 billion, putting the market on track for $1.56 billion in total sales for 2021. The strength of the Massachusetts market is reflected in the Commonwealth having the highest average purchase prices in the nation and the second-highest price per gram within U.S. adult-use markets.

●	The sale of cannabis in Massachusetts has exceeded $2.3 billion in legal cannabis since adult-use sales commenced in late 2018.

●

AmeriCann’s Plans for Building 2 at the Massachusetts Cannabis Center will accommodate both Bask and AmeriCann in dedicated cultivation spaces. Additionally, AmeriCann will operate a centralized product manufacturing facility in Building 2 designed to support the entire 1-million-square-foot MCC campus.

●	AmeriCann was awarded two licenses from the Massachusetts Cannabis Control Commission — one for cannabis cultivation and one for cannabis product manufacturing.

About AmeriCann

AmeriCann (OTCQB:ACAN) develops and leases cannabis cultivation, processing and product manufacturing facilities.

AmeriCann uses greenhouse technology, which is superior to the current industry standard of growing cannabis in warehouse facilities under artificial lights. According to industry experts, by capturing natural sunlight, greenhouses use 25% fewer lights, and utility bills are up to 75% less than in typical warehouse cultivation facilities. As such, AmeriCann's Cannopy System enables cannabis to be produced with a greatly reduced carbon footprint, making the final product less expensive. Additionally, greenhouse construction costs are nearly half of warehouse construction costs.

AmeriCann is also designing GMP-certified cannabis extraction and product manufacturing infrastructure. The Company has secured licenses to produce cannabis-infused products, including beverages, edibles, topicals and concentrates. AmeriCann plans to operate a marijuana product manufacturing business at the Massachusetts Cannabis Center.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (which Sections were adopted as part of the Private Securities Litigation Reform Act of 1995). Statements preceded by, followed by or that otherwise include the words “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan,” “project,” “prospects,” “outlook” and similar words or expressions, or future or conditional verbs such as “will,” “should,” “would,” “may” and “could,” are generally forward-looking in nature and not historical facts. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the Company's actual results, performance or achievements to be materially different from any anticipated results, performance or achievements. The Company disclaims any intention to, and undertakes no obligation to, revise any forward-looking statements, whether as a result of new information, a future event, or otherwise. For additional uncertainties that could impact the Company's forward-looking statements, please see the Company’s Registration Statement on Form S-1 which may be viewed at www.sec.gov.

About Non-GAAP Financial Measures

The Company uses "adjusted EBITDA" as a non-GAAP financial measure to evaluate financial performance such as period-to-period comparisons. This non-GAAP measure is not defined under U.S. GAAP and should be considered in addition to, not as a substitute for, indicators of financial performance reported in accordance with U.S. GAAP. The Company may use non-GAAP measures that are not comparable to measures with similar titles reported by other companies. Also, in the future, the Company may disclose different non-GAAP financial measures in order to help investors more meaningfully evaluate and compare the Company's future results of operations to its previously reported results. The Company encourages investors to review its financial statements and publicly filed reports in their entirety and not rely on any single financial measure. The section titled "Reconciliation of Non-GAAP Financial Measures" includes a detailed description of this measure as well as a reconciliation to its most similar U.S. GAAP measure.

Reconciliation of Non-GAAP Financial Measures

The Company defines adjusted EBITDA as net income adjusted to exclude the impact of interest expense, interest income, income taxes, depreciation, depletion and amortization, stock-based compensation, impairment, and the plus or minus change in fair value of derivative assets or liabilities. The Company believes adjusted EBITDA is relevant because it is a measure of cash flow available to fund capital expenditures and service debt and is a metric used by some industry analysts to provide a comparison of its results with its peers. The following table presents a reconciliation of the Company's non-GAAP financial measures to the nearest GAAP measure.

AMERICANN, INC.
Quarter Ending September 30, 2021 Highlights

September 2021 Q vs. June 2021 Q
	Quarters ended
	September 30, 2021	June 30, 2021	$ Change	% Change

Rental income - related party	$735,076	$584,546	$150,530	26%

Net (loss) income	$42,438	$(98,955)	$141,393	143%
Interest income	(3,985)	(4,392)	407	9%
Interest expense	206,148	215,667	(9,519)	-4%
Interest expense - related party	13,194	13,051	143	1%
Depreciation and amortization	112,481	112,711	(230)	0%
EBITDA	$370,276	$238,082	$132,194	56%

EBITDA	$370,276	$238,082	$132,194	55.5%

EBITDA Margin	50.4%	40.7%	87.8%
Gross Margin	98.3%	98.7%	-0.4%

September 2021 Q vs. Sept 2020 Q
	Quarters ended
	September 30, 2021	September 30, 2020	$ Change	% Change

Rental income - related party	$735,076	$287,562	$447,514	156%

Net (loss) income	$42,438	$(817,765)	$860,203	105%
Interest income	(3,985)	(7,524)	3,539	47%
Interest expense	206,148	203,983	2,165	1%
Interest expense - related party	13,194	13,195	(1)	0%
Depreciation and amortization	112,481	112,788	(307)	0%
EBITDA	$370,276	$(495,323)	$865,599	175%

EBITDA	$370,276	$(495,323)	$865,599	175%

EBITDA Margin	50.4%	-172.2%	222.6%
Gross Margin	98.3%	97.0%	1.3%

Fiscal Years ending September 2021 vs. Sept 2020
	Years ended
	September 30, 2021	September 30, 2020	$ Change	% Change

Rental income - related party	$2,028,551	$503,512	$1,525,039	303%

Net (loss) income	(862,893)	(709,343)	(153,550)	-22%
Interest income	(18,305)	(333,681)	315,376	95%
Interest expense	873,143	760,704	112,439	15%
Interest expense - related party	52,348	95,766	(43,418)	-45%
Depreciation and amortization	450,537	446,853	3,684	1%
EBITDA	$494,830	$260,299	$234,531	90%
Recovery of loss from provision for doubtful accounts	-	(1,761,675)	1,761,675	100%
Adjusted EBITDA	$494,830	$(1,501,376)	$1,996,206	133%

Adjusted EBITDA Margin	24.4%	-298.0%	322.4%
Gross Margin	96.0%	96.0%	0.0%

Contact Information:

Corporate:

info@americann.co

www.americann.co

@ACANinfo on Twitter

@AmeriCann on Facebook

@AmeriCannInc on Instagram

Corporate Communications
IBN (InvestorBrandNetwork)
Los Angeles, California
www.InvestorBrandNetwork.com
310.299.1717 Office
Editor@InvestorBrandNetwork.com